UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     May 27, 2008 (May 20, 2008)

Salton, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
0-195557	36-3777824
(Commission File Number)	(I.R.S. Employer Identification No.)

3633 Flamingo Road, Miramar, Florida	33027
(Address of principal executive offices)	(Zip Code)

(954) 883-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	OTHER EVENTS.

On May 20, 2008, Salton, Inc., a Delaware corporation (the "Company"), and its wholly owned subsidiary, Applica Pet Products LLC (together with the Company, the "Purchaser"), entered into a definitive Purchase Agreement (the "Purchase Agreement") with Spectrum Brands, Inc., a Wisconsin corporation ("Spectrum"), for the purchase of Spectrum’s Global Pet Business (the “Transaction”).

Subject to the conditions contained in the Purchase Agreement, the Purchaser will pay Spectrum $692.5 million in cash and will transfer to Spectrum (i) a principal amount of Spectrum’s Variable Rate Toggle Senior Subordinated Notes due 2013 equal to $98 million less an amount equal to accrued and unpaid interest on such notes since the dates of the last interest payment for such notes (the “Transferred Variable Rate Notes”) and (ii) a principal amount of Spectrum’s 7 3/8 percent Senior Subordinated Notes due 2015 equal to $124.5 million less an amount equal to accrued and unpaid interest on such notes since the dates of the last interest payments for such notes (together with the Transferred Variable Rate Notes, the “Transferred Notes”). Spectrum is required to deliver audited segment level results for the Global Pet Business for the fiscal years 2006 and 2007 to the Purchaser prior to the close of the sale. Under the terms of the Purchase Agreement, if the financial performance of the Global Pet Business derived from the 2007 audited financial statements of the Global Pet Business is more than $3 million less than an agreed upon target amount, then the purchase price will be reduced by a multiple of 10 times the incremental shortfall. In addition, the purchase price is subject to adjustment for changes in working capital prior to closing and subject to reduction for certain expenses incurred in connection with the sale as well as any indebtedness of the Global Pet Business not repaid or otherwise extinguished prior to closing. Funding for the Transaction (including the Transferred Notes that will be transferred to Spectrum) will be provided by an equity investment in the Purchaser by Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”) and Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Fund” and together with the Master Fund, the “Harbinger Funds”), the controlling stockholders of the Company, pursuant to the terms and conditions of the Commitment Letters (as defined below). The Company has also received a financing commitment for credit facilities totaling $325 million, though the Transaction is not contingent on any financing requirement.

The closing of the Transaction is subject to certain customary conditions, including, among other conditions, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976, receipt of the consent of Spectrum's lenders under its senior credit facilities, release of all guarantees associated with such senior credit facilities and all liens affecting the assets of the Global Pet Business, delivery to the Purchaser of audited financial statements for the Global Pet Business for fiscal 2006 and 2007, and the absence of any Material Adverse Effect (as defined in the Purchase Agreement) with respect to the Global Pet Business between September 30, 2007 and the date the Transaction closes. The Transaction is not subject to a financing condition.

The Company and Spectrum have each made customary representations and warranties in the Purchase Agreement. Spectrum’s representations and warranties include, among others, representations and warranties relating to capitalization, authorization, required consents, litigation, financial statements, absence of certain changes or events, taxes, material contracts, permits, insurance, intellectual property, environmental matters, compliance with laws, employee benefit plans, labor matters, transaction with affiliates, sufficiency of assets, customers, suppliers, product compliance with governmental regulations and other laws, warranties and bank accounts.

The Purchase Agreement contains customary pre-closing covenants, including, among others, covenants relating to efforts in obtaining financing, to split expenses and transfer taxes, and to cooperate with regards to tax matters and title insurance. Spectrum has agreed to certain pre-closing covenants, including that it, its subsidiaries that are being acquired by the Purchaser and the entities transferring such subsidiaries will, in all material respects, carry on the Global Pet Business in the ordinary course in substantially the same manner as previously conducted during the period between the date of the Purchase Agreement and closing of the Transaction and will not engage in certain types of transactions without the consent of the Purchaser during such period.

The Purchase Agreement provides certain customary post-closing indemnification rights for the Purchaser, including, among others, the right to be indemnified by Spectrum for any pre-closing unpaid taxes of the Global Pet Business, for breach of representations and warranties by Spectrum, breach of any covenant, obligation or agreement by Spectrum, or failure of Spectrum to obtain certain consents from third parties.

The Purchase Agreement provides for certain customary termination rights for both the Purchaser and Spectrum. In certain instances, following the termination of the Purchase Agreement the Purchaser may be obligated to pay a $50 million termination fee to Spectrum as the sole remedy for such termination. Each of the Master Fund and the Special Fund has executed a limited guarantee in favor of Spectrum pursuant to which each of the Master Fund and the Special Fund has guaranteed payment of a pro rata portion of such termination fee. The Purchase Agreement contains provisions expressly eliminating the ability of Spectrum to compel the Purchaser to close the Transaction.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

In order to fund the Transaction, on May 20, 2008 the Company entered into commitment letters with each of the Master Fund (the “Master Fund Commitment Letter”) and the Special Fund (the “Special Fund Commitment Letter” and together with the Master Fund Commitment Letter, the “Commitment Letters”). Under the terms of the Commitment Letters, the Harbinger Funds have agreed, subject to the terms and conditions set forth in each of the Commitment Letters, to effectively purchase shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), at a purchase price of $0.38 per share. However, because the Company presently does not have a sufficient number of authorized shares of Common Stock to issue to the Harbinger Funds given the size of their investment in the Company contemplated by the Commitment Letters, the investments by the Master Fund and the Special Fund have been structured as purchases of shares of a newly created series of convertible participating preferred stock (the “Series E Preferred Stock”) that will automatically convert into shares of Common Stock once the Company's Second Amended and Restated Certificate of Incorporation has been amended to increase the number of authorized shares of Common Stock. The Harbinger Funds, together, currently own approximately 92 percent of the Company’s outstanding shares of Common Stock and therefore control the outcome of any vote to amend the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. On May 20, 2008 the Company and the Harbinger Funds entered into a Voting Agreement pursuant to which the Harbinger Funds have committed to vote in favor of such an amendment.

As more fully described in the Master Fund Commitment Letter, subject to certain adjustments more fully set forth in the Master Fund Commitment Letter and assuming the conversion of the shares of Series E Preferred Stock being purchased by the Master Fund into shares of Common Stock, the Master Fund will be acquiring a number of shares of Common Stock equal to the quotient of (A) an amount equal to (a) the sum of $481,666,666.67 (which is the amount of the cash being contributed by the Master Fund) plus the Fair Market Value (as defined in the Master Fund Commitment Letter) of the portion of the Transferred Notes being contributed to the Company by the Master Fund (the “Master Fund Contributed Notes”) plus the Contributed Senior Interest and the Contributed PIK Interest (each as defined in the Master Fund Commitment Letter) in respect of the Master Fund Contributed Notes less (b) the product of (i) the Purchaser’s assumed tax rate and (ii) the excess, if any, of (x) the amount realized for income tax purposes by the Purchaser in the Transaction with respect to the Master Fund Contributed Notes over (y) the Purchaser’s tax basis in such Master Fund Contributed Notes immediately after their contribution by the Master Fund, divided by (B) 0.38.

The foregoing summary of the Master Fund Commitment Letter and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Master Fund Commitment Letter attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

As more fully described in the Special Fund Commitment Letter, subject to certain adjustments more fully set forth in the Special Fund Commitment Letter and assuming the conversion of the shares of Series E Preferred Stock being purchased by the Special Fund into shares of Common Stock, the Special Fund will be acquiring a number of shares of Common Stock equal to the quotient of (A) an amount equal to (a) the sum of $240,833,333.33 million (which is the amount of the cash being contributed by the Special Fund) plus the Fair Market Value (as defined in the Special Fund Commitment Letter) of the portion of the Transferred Notes being contributed to the Company by the Special Fund (the “Special Fund Contributed Notes”) plus the Contributed Senior Interest and the Contributed PIK Interest (each as defined in the Special Fund Commitment Letter) in respect of the Special Fund Contributed Notes less (b) the product of (i) 0.38 and (ii) the excess, if any, of (x) the amount realized for income tax purposes by the Purchaser in the Transaction with respect to the Special Fund Contributed Notes over (y) the Purchaser’s tax basis in such Special Fund Contributed Notes immediately after their contribution by the Special Fund, divided by (B) 0.38.

The foregoing summary of the Special Fund Commitment Letter and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Special Fund Commitment Letter attached as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Purchase Agreement, the Commitment Letters and the above descriptions have been included to provide investors and stockholders with information regarding their respective terms. Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described in this Current Report on Form 8-K, neither the Purchase Agreement nor either of the Commitment Letters is intended to be a source of factual, business or operational information about the parties. The contractual representations and warranties made by the parties in the Purchase Agreement or in either of the Commitment Letters may be subject to a standard of materiality different from what stockholders of the Company may view as material to their interests. The representations and warranties contained in the Purchase Agreement have been negotiated with the principal purpose of establishing the circumstances in which the Purchaser may have the right not to consummate the Transaction, or a party may have the right to terminate, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts. Investors in the Company's securities are not third-party beneficiaries under the Purchase Agreement or the Commitment Letters and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the respective parties or any of their affiliates.

Forward-Looking Statements

This document includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect,' "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements include, without limitation, expectations with respect to the synergies, efficiencies, overhead savings, costs and charges and anticipated financial impacts of the Transaction; the satisfaction of the closing conditions to the Transaction; and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and difficult to predict. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the ability to obtain governmental approvals of the Transaction on the proposed terms and schedule, (2) the Company’s ability to successfully integrate the two businesses, (3) the ability to fully realize the cost savings and any synergies from the Transaction within the proposed time frame, (4) disruption from the Transaction making it more difficult to maintain relationships with customers, employees or suppliers, (5) fluctuations in the Chinese currency; (6) changes in the sales prices, product mix or levels of consumer purchases of the Company’s products, (7) bankruptcy of or loss of major retail customers or suppliers, (8) changes in costs, including transportation costs, of raw materials, key component parts or sourced products, (9) delays in delivery or the unavailability of raw materials, key component parts or sourced products, (10) changes in suppliers, (11) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which the Company and the Global Pet Business buy, operate and/or sell products, (12) product liability, regulatory actions or other litigation, warranty claims or returns of products, (13) customer acceptance of changes in costs of, or delays in the development of new products, (14) increased competition, including consolidation within the industry, as well as other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission (the "SEC"), especially the "Risk Factors" sections of the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q. The Company cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Transaction or other matters and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. The Company undertakes no obligation to publicly revise any forward-looking statements to reflect events or circumstances that arise after the date hereof.

Additional Information About the Transfer and Where to Find It

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from the Company’s website (www.saltoninc.com) under the heading “Investors” and then under the item “SEC Filings.”

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
Exhibit 2.1:	Purchase Agreement, dated as of May 20, 2008, by and among Salton, Inc., Applica Pet Products LLC and Spectrum Brands, Inc.
Exhibit 99.1:	Commitment Letter, dated as of May 20, 2008, by and among Harbinger Capital Partners Master Fund I, Ltd. and Salton, Inc. and acknowledged by Applica Pet Products LLC
Exhibit 99.2:	Commitment Letter, dated as of May 20, 2008, by and among Harbinger Capital Partners Special Situations Fund, L.P. and Salton, Inc. and acknowledged by Applica Pet Products LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALTON, INC.
Dated: May 27, 2008	By:	/s/ Lisa R. Carstarphen
Name: Lisa R. Carstarphen Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT

NUMBER	DESCRIPTION

Exhibit 2.1:	Purchase Agreement, dated as of May 20, 2008, by and among Salton, Inc., Applica Pet Products LLC and Spectrum Brands, Inc.
Exhibit 99.1:	Commitment Letter, dated as of May 20, 2008, by and among Harbinger Capital Partners Master Fund I, Ltd. and Salton, Inc. and acknowledged by Applica Pet Products LLC
Exhibit 99.2:	Commitment Letter, dated as of May 20, 2008, by and among Harbinger Capital Partners Special Situations Fund, L.P. and Salton, Inc. and acknowledged by Applica Pet Products LLC